Exhibit 99.2
Supplemental Information
March 31, 2015
(Unaudited)

Disclaimer

Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

Note Regarding Non-GAAP Financial Measures

This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this supplement.
Tenant and Borrower Information

This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.

For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at (949) 679-0243.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States.
As of March 31, 2015, Sabra’s investment portfolio included 160 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 104 Skilled Nursing/Transitional Care facilities, (ii) 54 Senior Housing facilities, and (iii) two Acute Care Hospitals), 14 investments in loans receivable (consisting of (i) five mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) four pre-development loans) and six preferred equity investments. Included in the 160 real estate properties held for investment is a single 100% owned, Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of March 31, 2015, Sabra’s real estate properties included 16,718 beds/units, spread across 34 states.
Objectives and Strategies

We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care facilities and with a secondary focus on acquiring Skilled Nursing/Transitional Care facilities. We have and will continue to opportunistically acquire other types of healthcare real estate (including Acute Care Hospitals) and originate financing secured directly or indirectly by healthcare facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing or renovating facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing through RIDEA-compliant structures, mezzanine and secured debt investments, and joint ventures for Senior Housing and Skilled Nursing/Transitional Care facilities.

With respect to our debt and preferred equity investments, in general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is in or near the development phase or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investment) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the purchase price is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)
As of March 31, 2015

Market Facts		Credit Ratings
Stock Information		Moody's:
Closing Price (common stock):	$33.15	Corporate Rating	Ba3
52-Week range (common stock):	$24.01 - $34.44	Unsecured Notes Rating	Ba3
Common Equity Market Capitalization:	$2.0 billion	Preferred Equity Rating	B2
Enterprise Value:	$3.2 billion	S&P:
Outstanding Shares (common stock):	59.2 million	Corporate Rating	BB- (stable)
		Unsecured notes/unsecured credit facility	BB
Ticker symbols:		Preferred Equity Rating	B-
Common Stock	SBRA	Fitch:
Preferred Stock	SBRAP	Corporate Rating	BB+
Stock Exchange:	NASDAQ	Unsecured notes/unsecured credit facility	BB+
		Preferred Equity Rating	BB-

Portfolio Information
Investments
Investment in real estate properties (1)		Real Estate Property Bed/Unit Count (1)
Skilled Nursing/Transitional Care	104	Skilled Nursing/Transitional Care	11,396
Senior Housing	54	Senior Housing	5,198
Acute Care Hospitals	2	Acute Care Hospitals	124
Total Equity Investments	160	Total Beds/Units	16,718

Investments in loans receivable (2)	14	Total Number of States	34
Preferred Equity Investments (3)	6
Total Investments	180	Total Number of Relationships	29

(1) During the first quarter of 2015, Genesis converted one Senior Housing facility in Kentucky into a Skilled Nursing/Transitional Care facility.
(2) Our investments in loans receivable related to investments secured directly or indirectly by 9 Skilled Nursing/Transitional Care facilities with 1,486 beds/units, 11 Senior Housing developments with 671 beds/units, one Acute Care Hospital with 84 beds, one Acute Care Hospital development with 54 beds and land for a future Senior Housing development.
(3) Our Preferred Equity Investments related to investments in entities owning 5 Senior Housing developments with 488 beds/units and one Skilled Nursing/Transitional Care development with 140 beds/units.

2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues	$55,572	$40,850
Net income (loss) attributable to common stockholders	16,889	(9,864)
FFO	31,039	(514)
Normalized FFO	31,387	21,719
AFFO	30,531	324
Normalized AFFO	30,879	21,120
Per common share data:
Diluted EPS	$0.28	$(0.25)
Diluted FFO	0.52	(0.01)
Diluted Normalized FFO	0.53	0.55
Diluted AFFO	0.51	0.01
Diluted Normalized AFFO	0.52	0.53

Net cash flow from operations	$24,701	$1,207

Investment Portfolio	March 31, 2015	December 31, 2014
Total Investments in Real Estate Properties (1) (#)	160	160
Total Investments in Real Estate Properties, gross ($)	$1,832,206	$1,831,534
Total Beds/Units	16,718	16,718
Weighted Average Remaining Lease Term (in months)	126	129
Total Investments in Loans Receivable (#)	14	14
Total Investments in Loans Receivable, gross ($) (2)	$241,531	$235,584
Total Preferred Equity Investments (#)	6	6
Total Preferred Equity Investments, gross ($)	$17,214	$16,407
Debt	March 31, 2015	December 31, 2014
Book Value
Fixed Rate Debt	$822,623	$823,294
Variable Rate Debt (3)	226,000	268,000
Total Debt	1,048,623	1,091,294

Cash	(4,171)	(61,793)
Net Debt	$1,044,452	$1,029,501

Weighted Average Effective Rate
Fixed Rate Debt	5.22%	5.24%
Variable Rate Debt (3)	2.28%	2.27%
Total Debt	4.58%	4.51%

% of Total
Fixed Rate Debt	78.5%	75.5%
Variable Rate Debt (3)	21.5%	24.5%
Total Debt	100.0%	100.0%

Availability Under Revolving Credit Facility:	$424,000	$382,000
Available Liquidity (4)	$428,098	$443,671

(1) Included in Total Investments in Real Estate Properties is a single 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(2) Total Investments in Loans Receivable, gross as of March 31, 2015 consists of principal of $240.4 million plus capitalized origination fees of $1.1 million.
(3) Includes $200.0 million subject to a 2% LIBOR cap. Excluding this amount from variable rate debt equates to 2.5% of total debt being variable rate debt.
(4) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

3

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$49,505	$36,093
Interest and other income	6,067	4,757

Total revenues	55,572	40,850

Expenses:
Depreciation and amortization	14,150	9,350
Interest	13,880	11,134
General and administrative	8,003	5,853

Total expenses	36,033	26,337

Other income (expense):
Loss on extinguishment of debt	—	(22,134)
Other (expense) income	(100)	300

Total other expense	(100)	(21,834)

Net income (loss)	19,439	(7,321)

Net loss attributable to noncontrolling interests	11	18

Net income (loss) attributable to Sabra Health Care REIT, Inc.	19,450	(7,303)

Preferred stock dividends	(2,561)	(2,561)

Net income (loss) attributable to common stockholders	$16,889	$(9,864)

Net income (loss) attributable to common stockholders, per:

Basic common share	$0.29	$(0.25)

Diluted common share	$0.28	$(0.25)

Weighted-average number of common shares outstanding, basic	59,185,225	38,968,403

Weighted-average number of common shares outstanding, diluted	59,559,253	38,968,403

4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $199,767 and $185,994 as of March 31, 2015 and December 31, 2014, respectively	$1,632,707	$1,645,805
Loans receivable and other investments, net	258,346	251,583
Cash and cash equivalents	4,171	61,793
Restricted cash	6,948	7,024
Prepaid expenses, deferred financing costs and other assets, net	102,325	98,687
Total assets	$2,004,497	$2,064,892

Liabilities
Mortgage notes	$123,325	$124,022
Revolving credit facility	26,000	68,000
Term loan	200,000	200,000
Senior unsecured notes	699,298	699,272
Accounts payable and accrued liabilities	23,720	31,775
Total liabilities	1,072,343	1,123,069

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 59,234,056 and 59,047,001 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	592	590
Additional paid-in capital	1,051,813	1,053,601
Cumulative distributions in excess of net income	(117,168)	(110,841)
Accumulated other comprehensive loss	(3,087)	(1,542)
Total Sabra Health Care REIT, Inc. stockholders’ equity	932,208	941,866
Noncontrolling interests	(54)	(43)
Total equity	932,154	941,823
Total liabilities and equity	$2,004,497	$2,064,892

5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$19,439	$(7,321)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,150	9,350
Non-cash interest income adjustments	113	70
Amortization of deferred financing costs	1,261	945
Stock-based compensation expense	2,918	2,513
Amortization of premium	25	(33)
Loss on extinguishment of debt	—	1,338
Straight-line rental income adjustments	(5,656)	(4,186)
Provision for doubtful accounts	1,144	—
Write-off of straight-line rental income	—	99
Change in fair value of contingent consideration	100	(300)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(3,206)	(2,152)
Accounts payable and accrued liabilities	(4,988)	2,086
Restricted cash	(599)	(1,202)

Net cash provided by operating activities	24,701	1,207

Cash flows from investing activities:
Acquisitions of real estate	—	(108,650)
Origination and fundings of loans receivable	(7,303)	(19,428)
Preferred equity investments	(311)	(5)
Additions to real estate	(675)	(56)
Repayment of loans receivable	2,052	—

Net cash used in investing activities	(6,237)	(128,139)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	—	350,000
Principal payments on senior unsecured notes	—	(211,250)
Net (repayments) proceeds from revolving credit facility	(42,000)	26,500
Proceeds from mortgage notes	—	46,103
Principal payments on mortgage notes	(697)	(57,325)
Payments of deferred financing costs	(130)	(9,873)
Issuance of common stock	(7,587)	(648)
Dividends paid on common and preferred stock	(25,672)	(16,597)

Net cash (used in) provided by financing activities	(76,086)	126,910

Net decrease in cash and cash equivalents	(57,622)	(22)
Cash and cash equivalents, beginning of period	61,793	4,308

Cash and cash equivalents, end of period	$4,171	$4,286

Supplemental disclosure of cash flow information:
Interest paid	$16,761	$7,219

6

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net income (loss) attributable to common stockholders	$16,889	$(9,864)
Depreciation and amortization of real estate assets	14,150	9,350
Funds from Operations (FFO)	$31,039	$(514)

Nonrecurring facility operation expenses	348	—
Loss on extinguishment of debt	—	22,134
Write-off of straight-line rental income	—	99
Normalized FFO	$31,387	$21,719

FFO	$31,039	$(514)
Acquisition pursuit costs	310	392
Stock-based compensation expense	2,918	2,513
Straight-line rental income adjustments	(5,656)	(4,186)
Amortization of deferred financing costs	1,261	945
Non-cash portion of loss on extinguishment of debt	—	1,338
Other non-cash adjustments	659	(164)
Adjusted Funds from Operations (AFFO)	$30,531	$324

Nonrecurring facility operation expenses	348	—
Cash portion of loss on extinguishment of debt	—	20,796
Normalized AFFO	$30,879	$21,120
Amounts per diluted common share:
Net income attributable to common stockholders	$0.28	$(0.25)

FFO	$0.52	$(0.01)

Normalized FFO	$0.53	$0.55

AFFO	$0.51	$0.01

Normalized AFFO	$0.52	$0.53

Weighted average number of common shares outstanding, diluted:
Net income (loss) and FFO	59,559,253	38,968,403
Normalized FFO	59,559,253	39,470,552
AFFO and Normalized AFFO	59,893,055	39,795,847

7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	March 31, 2015	December 31, 2014
Mortgage notes	$123,325	$124,022
Revolving credit facility	26,000	68,000
Term loan	200,000	200,000
Senior unsecured notes	699,298	699,272

Total debt	$1,048,623	$1,091,294

Revolving Credit Facility	March 31, 2015	December 31, 2014
Credit facility availability	$424,000	$382,000
Credit facility capacity	450,000	450,000

Enterprise Value
As of March 31, 2015	Shares Outstanding	Price	Value
Common stock	59,234,056	$33.15	$1,963,609
Preferred stock	5,750,000	26.82	154,215
Total debt			1,048,623
Cash and cash equivalents			(4,171)

Total Enterprise Value			$3,162,276

As of December 31, 2014	Shares Outstanding	Price	Value
Common stock	59,047,001	$30.37	$1,793,257
Preferred stock	5,750,000	27.14	156,055
Total debt			1,091,294
Cash and cash equivalents			(61,793)

Total Enterprise Value			$2,978,813

At-the-Market Common Stock Offering Programs
	Three Months Ended March 31, 2015	Cumulative as of March 31, 2015
Shares issued	—	6,398,137
Net proceeds	—	$175,124
Weighted average price per share	N/A	$27.92

Common Stock and Equivalents	Weighted Average Common Shares
	Three Months Ended March 31, 2015
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	59,161,338	59,161,338
Common equivalents	23,887	23,887

Basic common and common equivalents	59,185,225	59,185,225
Dilutive securities:
Restricted stock and units	374,028	707,830

Diluted common and common equivalents	59,559,253	59,893,055

8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
March 31, 2015
(dollars in thousands)

	Principal	Weighted Average Effective Rate (1)	% of Total
Fixed Rate Debt
Secured mortgage debt	$123,325	3.77%	11.8%
Unsecured senior notes (2)	699,298	5.47%	66.7%

Total fixed rate debt	822,623	5.22%	78.5%

Variable Rate Debt
Revolving credit facility (3)	26,000	2.28%	2.5%
Term loan (4)	200,000	2.28%	19.0%

Total variable rate debt	226,000	2.28%	21.5%

Total Debt	$1,048,623	4.58%	100.0%

Secured Debt
Secured mortgage debt	$123,325	3.77%	11.8%

Unsecured Debt
Unsecured senior notes (2)	699,298	5.47%	66.7%
Revolving credit facility (3)	26,000	2.28%	2.5%
Term loan (4)	200,000	2.28%	19.0%

Total unsecured debt	925,298	4.69%	88.2%

Total Debt	$1,048,623	4.58%	100.0%
(1) Weighted average effective rate includes private mortgage insurance.
(2) Unsecured senior notes includes $0.7 million of notes discount.
(3) Borrowings under the revolving credit facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 2.00% - 2.60% or a Base Rate plus 1.00% - 2.60%. The actual interest rate within the applicable range was determined based on our then-applicable Consolidated Leverage Ratio (as defined in the credit agreement relating to the revolving credit facility).
(4) Term loan subject to a 2% LIBOR cap.

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility and Term Loan (2)		Total
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
April 1 through December 31, 2015	$2,102	3.20%	$—	—	$—	—	$2,102	3.20%
2016	2,987	3.35%	—	—	—	—	2,987	3.35%
2017	3,083	3.36%	—	—	—	—	3,083	3.36%
2018	3,182	3.36%	—	—	226,000	2.28%	229,182	2.29%
2019	3,284	3.37%	—	—	—	—	3,284	3.37%
2020	3,389	3.37%	—	—	—	—	3,389	3.37%
2021	3,498	3.38%	500,000	5.50%	—	—	503,498	5.49%
2022	3,611	3.39%	—	—	—	—	3,611	3.39%
2023	3,728	3.40%	200,000	5.38%	—	—	203,728	5.34%
2024	3,849	3.40%	—	—	—	—	3,849	3.40%
Thereafter	90,612	3.51%	—	—	—	—	90,612	3.51%
	123,325		700,000		226,000		1,049,325
Discount	—		(702)		—		(702)
Total debt	$123,325		$699,298		$226,000		$1,048,623
Weighted average maturity in years	28.0		6.5		3.4		8.4
Weighted average effective interest rate (3)	3.77%		5.47%		2.28%		4.58%

(1) Represents actual contractual interest rates excluding private mortgage insurance.
(2) Subject to 1-year extension option.
(3) Weighted average effective rate includes private mortgage insurance.

9

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	March 31, 2015	December 31, 2014

Debt to Adjusted EBITDA (2)	5.20x	5.09x
Interest Coverage	4.27x	4.29x
Fixed Charge Coverage Ratio	3.32x	3.28x
Total Debt/Asset Value	44%	43%
Secured Debt/Asset Value	5%	5%
Unencumbered Assets/Unsecured Debt	243%	246%

Cost of Debt (3)	4.64%	4.66%

Corporate Ratings (Moody's / S&P / Fitch)	Ba3 / BB- / BB+	B1 / B+ / BB+

(1) Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.

(2) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock based compensation expense under the Company's long-term equity award program.

(3) Excludes revolving credit facility balance which had an interest rate of 2.28% and 2.27% as of March 31, 2015 and December 31, 2014, respectively.

10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
March 31, 2015
(dollars in thousands)
Total Property Portfolio

			GAAP Rental Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended March 31,
Facility Type		Investment	2015	2014
Skilled Nursing/Transitional Care	104	$855,049	$28,883	$27,209	11,396
Senior Housing	54	801,350	15,920	3,908	5,198
Acute Care Hospitals	2	175,807	4,702	4,977	124
Total	160	$1,832,206	$49,505	$36,093	16,718

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended March 31,
Facility Type	2015	2014	2015	2014	2015	2014	2015	2014
Skilled Nursing/Transitional Care	1.19x	1.34x	1.54x	1.72x	87.9%	88.1%	39.3%	38.3%
Senior Housing	1.27x	1.10x	1.48x	1.30x	90.9%	88.4%	N/A	N/A

Twelve Months Ended March 31,
Fixed Charge Coverage Ratio (3)	2015	2014
Genesis Healthcare, Inc.	1.18x	1.25x
Tenet Health Care Corporation	2.30x	N/A
Holiday AL Holdings LP	1.20x	N/A

Same Store Property Portfolio (4)

		Cash Rent
		Three Months Ended March 31,
Facility Type	Number of Properties	2015	2014
Skilled Nursing/Transitional Care	85	$22,720	$22,187
Senior Housing	21	3,363	3,274

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended March 31,
Facility Type	2015	2014	2015	2014	2015	2014	2015	2014
Skilled Nursing/Transitional Care	1.20x	1.33x	1.53x	1.71x	87.8%	88.1%	37.4%	38.0%
Senior Housing	1.24x	1.08x	1.45x	1.28x	88.4%	88.3%	N/A	N/A

(1) Rental income includes $5.7 million and $4.2 million of straight-line rental income adjustments for the three months ended March 31, 2015 and 2014, respectively and does not include income from RIDEA-compliant joint ventures.
(2) Occupancy Percentage, Skilled Mix, EBITDARM, EBITDAR and related coverages (collectively, “Facility Statistics”), include only Stabilized Facilities acquired before the three months ended March 31, 2015 and only for periods when the property was operated subject to a lease with the Company. Facility statistics are only included in periods subsequent to our acquisition for facilities with new tenants/ operators. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(3) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(4) Same store Facility Statistics consist of Stabilized Facilities held or acquired before January 1, 2014 and exclude disposed facilities.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
March 31, 2015
(dollars in thousands)

Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of March 31, 2015	Book Value as of March 31, 2015	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2015	Maturity Date
Mortgage	5	Skilled Nursing / Senior Housing / Acute Care Hospital	$148,937	$149,295	8.3%	8.2%	$2,998	10/13/15 - 1/31/18
Construction	3	Acute Care Hospital / Senior Housing	68,298	68,561	7.6%	7.5%	1,250	9/30/16 - 10/31/18
Mezzanine	2	Skilled Nursing / Senior Housing	19,819	19,879	11.3%	11.1%	570	6/27/15 - 8/31/17
Pre-development	4	Senior Housing	3,309	3,397	9.0%	8.0%	67	8/16/15 - 9/09/17

	14		$240,363	$241,132	8.4%	8.2%	$4,885

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of March 31, 2015	Book Value as of March 31, 2015	Rate of Return	Other Income Three Months Ended March 31, 2015
Preferred Equity	6	Skilled Nursing / Senior Housing	$16,225	$15,596	$17,214	12.5%	$499

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SABRA HEALTH CARE REIT, INC.
INVESTMENT ACTIVITY
As of March 31, 2015
(dollars in thousands)

	Initial Investment Date	Facility Type	Number of Properties	Beds/Units	2015 Amounts Invested	Rate of Return/Initial Cash Yield
Real Estate Investments
Other	Various	Senior Housing	N/A	N/A	$672	9.1%
Preferred Equity Investments
Meridian - Park Manor	11/17/14	Skilled Nursing	1	140	295	15.0%
Total Preferred Equity Investments					295	15.0%
Loans Receivable
First Phoenix - Marshfield II Mortgage (1)	01/20/15	Senior Housing	1	24	4,369	9.0%
New Dawn - Richmond	10/31/13	Senior Housing	1	48	1,324	10.0%
New Dawn - Williamsburg	10/31/13	Senior Housing	1	48	1,222	10.0%
Forest Park Medical Center - Fort Worth	09/30/13	Acute Care Hospital	1	54	337	7.3%
Total Loans Receivable					7,252	9.3%
All Investments					$8,219	9.5%

(1) Gross investment of $4.7 million; $0.4 million used to repay the Marshfield II pre-development loan.

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SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Annualized Revenue Concentration

Annualized Revenue by Asset Class

Annualized Tenant/Borrower Revenue Concentration (2)

(1) Annualized Revenue consists of annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented.
(2) Tenant and borrower revenue presented one quarter in arrears.

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SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
March 31, 2015

Property Type (1)

State	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	7	9	2	18	11.3%
New Hampshire	14	2	—	16	10.0
Kentucky	14	1	—	15	9.4
Florida	6	5	—	11	6.9
Connecticut	9	2	—	11	6.9
Michigan	—	10	—	10	6.3
Ohio	8	—	—	8	5.0
Oklahoma	6	1	—	7	4.4
Nebraska	4	2	—	6	3.8
California	3	1	—	4	2.5
Other (24 states)	33	21	—	54	33.5

Total	104	54	2	160	100.0%

% of Total properties	65.0%	33.8%	1.2%	100.0%

Distribution of Beds/Units (1)

	Total Number of Properties	Bed/Unit Type
State		Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	18	845	794	124	1,763	10.5%
New Hampshire	16	1,470	203	—	1,673	10.0
Connecticut	11	1,350	140	—	1,490	8.9
Florida	11	767	618	—	1,385	8.3
Kentucky	15	1,080	68	—	1,148	6.9
Ohio	8	897	—	—	897	5.4
Nebraska	6	380	291	—	671	4.0
Oklahoma	7	496	83	—	579	3.5
Michigan	10	—	571	—	571	3.4
Colorado	4	509	48	—	557	3.3
Other (24 states)	54	3,602	2,382	—	5,984	35.8

Total	160	11,396	5,198	124	16,718	100.0%

% of Total beds/units		68.2%	31.1%	0.7%	100.0%

(1) During the first quarter of 2015, Genesis converted one Senior Housing facility in Kentucky into a Skilled Nursing/Transitional Care facility.

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SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
March 31, 2015
(dollars in thousands)

Investment (1)

State	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	18	$79,508	$167,084	$175,807	$422,399	23.1%
Connecticut	11	116,587	29,174	—	145,761	8.0
Florida	11	39,503	92,707	—	132,210	7.2
Delaware	4	95,780	—	—	95,780	5.2
Nebraska	6	63,088	28,296	—	91,384	5.0
New Hampshire	16	75,563	12,492	—	88,055	4.8
North Carolina	3	9,538	67,272	—	76,810	4.2
Michigan	10	—	74,013	—	74,013	4.0
Kentucky	15	61,035	5,835	—	66,870	3.6
Oklahoma	7	57,309	5,641	—	62,950	3.4
Other (24 states)	59	257,138	318,836	—	575,974	31.5

Total	160	$855,049	$801,350	$175,807	$1,832,206	100.0%

% of Total Properties		46.7%	43.7%	9.6%	100.0%

(1) During the first quarter of 2015, Genesis converted one Senior Housing facility in Kentucky into a Skilled Nursing/Transitional Care facility.

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SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
March 31, 2015
(dollars in thousands)

	2015 - 2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	1	27	30	13	—	9	4	20	104
Beds/Units	120	3,025	3,508	929	—	1,036	575	2,203	11,396
Annualized Revenues	$850	$27,061	$30,814	$10,399	$—	$13,533	$5,141	$28,560	$116,358
Senior Housing
Properties	—	2	3	12	—	9	1	26	53
Beds/Units	—	251	197	687	—	662	114	3,227	5,138
Annualized Revenues	—	1,974	1,501	8,881	—	7,075	837	43,381	63,649
Acute Care Hospitals
Properties	—	—	—	—	—	—	—	2	2
Beds/Units	—	—	—	—	—	—	—	124	124
Annualized Revenues	—	—	—	—	—	—	—	18,809	18,809

Total Properties	1	29	33	25	—	18	5	48	159

Total Beds/Units	120	3,276	3,705	1,616	—	1,698	689	5,554	16,658

Total Annualized Revenues	$850	$29,035	$32,315	$19,280	$—	$20,608	$5,978	$90,750	$198,816

% of Revenue	0.4%	14.6%	16.3%	9.7%	—	10.4%	3.0%	45.6%	100.0%

(1) Excludes one senior housing facility that is part of a consolidated RIDEA-compliant joint venture.

16

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the

17

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Normalized FFO and AFFO. Normalized FFO and AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Occupancy Percentage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.

18

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Skilled Mix for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

19